Exhibit 99.3

SUPPLEMENTAL AGREEMENT TO

AMENDED AND RESTATED CREDIT AGREEMENT

THIS SUPPLEMENTAL AGREEMENT TO AMENDED AND RESTATED CREDIT AGREEMENT (the “SUPPLEMENT”) is entered into as of December 31, 2007 by and between LSQ Funding Group, L.C. (“LSQ”) and BRE LLC (collectively “Lender”), and Tri-S Security Corporation (“TSS”), for itself and as agent for Paragon Systems, Inc. (“Paragon”), The Cornwall Group, Inc., Vanguard Security, Inc., Forestville Corporation, Vanguard Security of Broward County, Inc., On Guard Security and Investigations, Inc., Armor Security, Inc., Protection Technologies Corporation, International Monitoring, Inc., and Guardsource Corp (collectively, “Borrower”).

WHEREAS, Lender and Borrower have, entered into that certain AMENDED AND RESTATED CREDIT AGREEMENT, dated as of the date hereof, as the same may be amended from time to time (the “Credit Agreement”), and pursuant thereto, Lender has made the Term Loan;

WHREAS, Borrower and LSQ have entered into a Loan and Security Agreement, dated as of the date hereof (“ABL Agreement”), and pursuant thereto Lender LSQ may make Advances to Borrower on the basis of Unbilled Accounts included within the Borrowing Base;

WHEREAS, Borrower has requested and Lender has agreed to the terms of the Credit Agreement as supplemented hereby;

NOW, THEREFORE, FOR VALUABLE CONSIDERATION, the parties hereby agree as follows:

1.	Within five business days of the end of each month that any portion of the Term Loan is outstanding, in addition to all other fees and interest due under the Credit Agreement, and as long as any Unbilled Accounts are included in the Borrowing Base for purposes of making an Advance under the ABL Agreement, Borrower shall pay a monthly fee to Lender equal to two and one-quarter percent (2.25%) of the Highest Daily Overadvance. As used herein, the term Highest Daily Ovderadvance shall mean the highest daily total in any given month of the: a) outstanding Term Loan, plus b) the outstanding Advances, less c) the Borrowing Base.

2.	Lender and Borrower agree that except as expressly supplemented hereby, the Credit Agreement, and each and every document incident thereto or connected therewith, is and shall at all times remain in full force and effect. In the event of any conflict between the provisions of the Credit Agreement and the provisions of this Supplement, provisions of this Supplement shall control.

3.	Any capitalized term not specifically defined in this Supplement shall have the meaning ascribed to it in the Credit Agreement and/or the ABL Agreement.

IN WITNESS WHEREOF, the parties have executed this Supplement as of the date first above written.

BORROWER:

TRI-S SECURITY CORPORATION

By:	/s/ Ronald G. Farrell
Name:	Ronald G. Farrell
Title:	CEO

PARAGON SYSTEMS, INC.

By:	/s/ Ronald G. Farrell
Name:	Ronald G. Farrell
Title:	CEO

THE CORNWALL GROUP, INC.

By:	/s/ Ronald G. Farrell
Name:	Ronald G. Farrell
Title:	CEO

VANGUARD SECURITY, INC.

By:	/s/ Ronald G. Farrell
Name:	Ronald G. Farrell
Title:	CEO

FORESTVILLE CORPORATION

By:	/s/ Ronald G. Farrell
Name:	Ronald G. Farrell
Title:	CEO

VANGUARD SECURITY OF BROWARD COUNTY, INC.

By:	/s/ Ronald G. Farrell
Name:	Ronald G. Farrell

Title:	CEO

ON GUARD SECURITY AND INVESTIGATIONS, INC.

By:	/s/ Ronald G. Farrell
Name:	Ronald G. Farrell
Title:	CEO

ARMOR SECURITY, INC.

By:	/s/ Ronald G. Farrell
Name:	Ronald G. Farrell
Title:	CEO

PROTECTION TECHNOLOGIES CORPORATION

By:	/s/ Ronald G. Farrell
Name:	Ronald G. Farrell
Title:	CEO

INTERNATIONAL MONITORING, INC.

By:	/s/ Ronald G. Farrell
Name:	Ronald G. Farrell
Title:	CEO

GUARDSOURCE CORP.

	By:	/s/ Ronald G. Farrell
	Name:	Ronald G. Farrell
	Title:	CEO

LENDER:	LSQ FUNDING GROUP, L.C.

	By:	/s/ Larry Stephenson
	Name:	Larry Stephenson
	Title:	Authorized Agent

BRE LLC

	By	/s/ Larry Stephenson
	Name:	Larry Stephenson
	Title:	Authorized Agent